EXHIBIT 16.1


August 14, 2006


Securities and Exchange Commission
Division of Corporate Finance
Mail Stop 7010
Washington DC 20549

     Re:  Revelstoke Industries, Inc.

Gentlemen:

We have read the Form 8-K dated August 14, 2006 of Revelstoke Industries, Inc., and are in agreement with the statements contained in Item 4.01. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K dated August 14, 2006.


Yours very truly,



/s/ "MacKay LLP"
     _____________________
     MacKay LLP
     Chartered Accountants